Exhibit (h)(6)

                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                February 17, 2003

BISYS Funds Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-8012

      Re: Citizens Funds - Transfer Agency and Service Agreement

Ladies and Gentlemen:

        This letter serves as notice that Citizens 300 Fund and Citizens Investment Grade Bond Fund (the "Funds") are added to the list of series to which BISYS Funds Services Ohio, Inc. ("BISYS") renders services as transfer agent pursuant to the terms of the Transfer Agency Agreement dated as of October 18, 2000 (the "Agreement") between Citizens Funds and BISYS.

        Please sign below to acknowledge your receipt of this notice adding the Funds as a beneficiary under the Agreement.


                                      CITIZENS FUNDS

                                      By:     /s/ Sean Driscoll
                                              ----------------------------------
                                      Title:  Treasurer

Acknowledgment:

BISYS FUND SERVICES OHIO, INC.

By:    /s/ William Tomko
       ---------------------------
Title: President